As filed with the Securities and Exchange Commission on August 14, 2000
                                                  Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------


                               LOJACK CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Massachusetts                                   04-2664794
 (State or Other Jurisdiction of                      (I.R.S. Employer
  Incorporation or Organization)                     Identification No.)



                                 333 Elm Street
                           Dedham, Massachusetts 02026
           (Address of Principal Executive Offices including zip code)
                                  -------------

                               LoJack Corporation
                    Restated and Amended Stock Incentive Plan
                            (Full title of the plan)

                                 Joseph F. Abely
                      President and Chief Operating Officer
                               LoJack Corporation
                                 333 Elm Street
                           Dedham, Massachusetts 02026
                                 (781) 326-4700
            (Name, address and telephone number of Agent For Service)
                                  -------------

                                    Copy to:
                             Thomas A. Wooters, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                                ----------------

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.


                         CALCULATION OF REGISTRATION FEE

                                                       Proposed           Proposed Maximum
   Title of Securities         Amount to be        Maximum Offering           Aggregate              Amount of
     to be Registered           Registered        Price Per Share(1)      Offering Price(1)      Registration Fee
     ----------------           ----------        ------------------      -----------------      ----------------

Common Stock, par value
$.01 per share                  4,854,135              $6.9375                $33,675,562            $8,890.35

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 7, 2000.

     PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Insofar as additional securities are being registered of the same class as other securities for which a registration statement filed on this form relating to an employee benefit plan is effective, in accordance with General Instruction E to the Registration Statement on Form S-8, LoJack Corporation (the "Company") hereby incorporates by reference the contents of the Company's Registration Statement No. 33-86614 on Form S-8 as filed with the Securities and Exchange Commission on November 22, 1994 and omits the information required by
Part II from this registration statement, other than Item 3, Item 5 and Item 8 below, which have been updated.

Item 3.  Incorporation of Documents by Reference.

         The following documents,  which have been filed by the Company with the
Commission,   are  incorporated  by  reference  in  and  made  a  part  of  this registration statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2000; and

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 2000.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts. As of July 31, 2000, Thomas A. Wooters, a member of the firm of Sullivan & Worcester LLP, owned 7,795 shares of our common stock. Mr. Wooters and other partners and associates of that firm serve as secretary or assistant secretaries for us and certain of our subsidiaries.

Item 8.  Exhibits.

      Exhibit No.       Description
      -----------       -----------

         5.1      Opinion of Sullivan & Worcester LLP.

         23.1 Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).

         23.2     Consent of Deloitte & Touche LLP.

         24       Power of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 11th day of August, 2000.

                                LOJACK CORPORATION




                                 By: /s/ C. Michael Daley
                                     C. Michael Daley
                                     Chairman of the Board, Chief Executive
                                     Officer and Treasurer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the Company in the capacities and on the date indicated.

Signature                  Capacity                          Date
---------                  --------                          ----


         *            Director, Chairman, Chief
C. Michael Daley      Executive Officer, and Treasurer
                      (Principal Executive Officer)

         *            Director
Robert J. Murray


         *            Director
James A. Daley


         *            Director
Lee T. Sprague


         *            Director
Larry C. Renfro


/s/ Harvey Rosenthal  Director                              August 11, 2000
Harvey Rosenthal


         *            President and Chief Operating
Joseph F. Abely       Officer (Principal Financial
                      and Accounting Officer)

         C. Michael Daley, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof pursuant to a power of attorney filed with the Securities and Exchange Commission.


August 11, 2000                         By: /s/ C. Michael Daley
                                            C. Michael Daley, Attorney-in-Fact

                                  EXHIBIT INDEX

      Exhibit No.       Description
      -----------       -----------

         5.1      Opinion of Sullivan & Worcester LLP.*

         23.1 Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).

         23.2     Consent of Deloitte & Touche LLP.*

         24       Power of Attorney.*

*Filed herewith.